                                                                     EXHIBIT 3.2













                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               MARINER ENERGY LLC

                      A DELAWARE LIMITED LIABILITY COMPANY
















                   DATED AND EFFECTIVE AS OF SEPTEMBER 2, 1998

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               MARINER ENERGY LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


                                TABLE OF CONTENTS


ARTICLE I: DEFINITIONS .................................................................    1
  SECTION 1.1 DEFINITIONS ..............................................................    1
  SECTION 1.2 CONSTRUCTION .............................................................    5

ARTICLE II: FORMATION AND ORGANIZATION .................................................    6
  SECTION 2.1 FORMATION ................................................................    6
  SECTION 2.2 NAME .....................................................................    6
  SECTION 2.3 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL AND OTHER OFFICES .........    6
  SECTION 2.4 PURPOSE ..................................................................    6
  SECTION 2.5 FOREIGN QUALIFICATION ....................................................    6
  SECTION 2.6 TERM .....................................................................    7
  SECTION 2.7 TAXATION AS CORPORATION; NO STATE-LAW PARTNERSHIP ........................    7
  SECTION 2.8 TITLE TO COMPANY ASSETS ..................................................    7
  SECTION 2.9 ORGANIZATION; ORGANIZATIONAL MEMBER ......................................    7

ARTICLE III: SHAREHOLDERS; CERTIFICATES; TRANSFER OF COMPANY SECURITIES ................    8
  SECTION 3.1 SHAREHOLDERS .............................................................    8
  SECTION 3.2 NO LIABILITY TO THIRD PARTIES ............................................    8
  SECTION 3.3 NO EXPULSION .............................................................    8
  SECTION 3.4 CERTIFICATES .............................................................    8
  SECTION 3.5 REGISTER, REGISTRATION OF TRANSFER AND EXCHANGE ..........................    9
  SECTION 3.6 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES ........................   10

ARTICLE IV: AUTHORIZATION AND ISSUANCE OF COMPANY SECURITIES ...........................   11
  SECTION 4.1 COMPANY SECURITIES .......................................................   11
  SECTION 4.2 ADDITIONAL COMPANY SECURITIES ............................................   11
  SECTION 4.3 COMMON SHARES ............................................................   13
  SECTION 4.4 PREFERRED SHARES .........................................................   13
  SECTION 4.5 SPLITS AND COMBINATIONS; FRACTIONAL SHARES ...............................   15


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
  SECTION 4.6 WITHHOLDING ..............................................................   15

ARTICLE V: MANAGEMENT ..................................................................   16
  SECTION 5.1 MANAGEMENT OF THE COMPANY'S AFFAIRS ......................................   16
  SECTION 5.2 BOARD OF DIRECTORS .......................................................   17
  SECTION 5.3 RESTRICTIONS ON BOARD AUTHORITY; REQUIRED BOARD APPROVAL .................   20
  SECTION 5.4 OFFICERS .................................................................   21
  SECTION 5.5 COMPENSATION .............................................................   23
  SECTION 5.6 BUSINESS OPPORTUNITIES ...................................................   23
  SECTION 5.7 INTERESTED OFFICERS OR DIRECTORS .........................................   24
  SECTION 5.8 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS .............   25
  SECTION 5.9 EXCULPATION OF LIABILITY OF OFFICERS AND DIRECTORS .......................   28
  SECTION 5.10 DUTIES OF OFFICERS AND DIRECTORS ........................................   29
  SECTION 5.11 ADDITIONAL LIMITATIONS ON DUTIES; RESOLUTION OF CONFLICTS OF INTEREST ...   29
  SECTION 5.12 FACSIMILE SIGNATURES ....................................................   31

ARTICLE VI: BOOKS AND RECORDS, INFORMATION AND ACCOUNTS ................................   31
  SECTION 6.1 MAINTENANCE OF BOOKS AND RECORDS .........................................   31
  SECTION 6.2 INFORMATION ..............................................................   31
  SECTION 6.3 ACCOUNTS .................................................................   32

ARTICLE VII: DISSOLUTION, WINDING-UP AND TERMINATION ...................................   32
  SECTION 7.1 DISSOLUTION ..............................................................   32
  SECTION 7.2 WINDING-UP AND TERMINATION ...............................................   32

ARTICLE VIII: DIVIDENDS; ACQUISITION BY COMPANY OF COMPANY SECURITIES ..................   33
  SECTION 8.1 DIVIDENDS ................................................................   33
  SECTION 8.2 REDEMPTION OF COMPANY SECURITIES .........................................   34

ARTICLE IX: AMENDMENT OF AGREEMENT; SHAREHOLDER MEETINGS; RECORD DATE ..................   35
  SECTION 9.1 AMENDMENT PROCEDURES .....................................................   35
  SECTION 9.2 AMENDMENT REQUIREMENTS ...................................................   35
  SECTION 9.3 SHAREHOLDER MEETINGS .....................................................   36
  SECTION 9.4 NOTICE OF SHAREHOLDER MEETINGS ...........................................   37
  SECTION 9.5 RECORD DATE ..............................................................   37
  SECTION 9.6 SHAREHOLDER LISTS ........................................................   38
  SECTION 9.7 ADJOURNMENT ..............................................................   38


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
  SECTION 9.8 WAIVER OF NOTICE; APPROVAL OF MEETING; APPROVAL OF MINUTES ...............   38
  SECTION 9.9 QUORUM; REQUIRED VOTE FOR SHAREHOLDER ACTION .............................   39
  SECTION 9.10 CONDUCT OF MEETING ......................................................   39
  SECTION 9.11 ACTION WITHOUT A MEETING ................................................   40
  SECTION 9.12 VOTING AND OTHER RIGHTS .................................................   40

ARTICLE X: MERGER OR SALE OF ASSETS ....................................................   41
  SECTION 10.1 AUTHORITY ...............................................................   41
  SECTION 10.2 PROCEDURE FOR MERGER, CONSOLIDATION OR SALE .............................   41
  SECTION 10.3 APPROVAL BY SHAREHOLDERS OF MERGER, CONSOLIDATION OR SALE ...............   42
  SECTION 10.4 CERTIFICATE OF MERGER OR CONSOLIDATION ..................................   43
  SECTION 10.5 APPRAISAL RIGHTS ........................................................   43
  SECTION 10.6 EFFECT OF MERGER OR CONSOLIDATION .......................................   43
  SECTION 10.7 LIMITATIONS ON TRANSACTIONS WITH INTERESTED SHAREHOLDERS ................   44

ARTICLE XI: GENERAL PROVISIONS .........................................................   49
  SECTION 11.1 FISCAL YEAR .............................................................   49
  SECTION 11.2 OFFSET ..................................................................   49
  SECTION 11.3 NOTICES .................................................................   49
  SECTION 11.4 ENTIRE AGREEMENT ........................................................   50
  SECTION 11.5 EFFECT OF WAIVER OR CONSENT .............................................   50
  SECTION 11.6 BINDING EFFECT ..........................................................   50
  SECTION 11.7 GOVERNING LAW; SEVERABILITY .............................................   50
  SECTION 11.8 FURTHER ASSURANCES ......................................................   50
  SECTION 11.9 WAIVER OF CERTAIN RIGHTS ................................................   50

ANNEX A ................................................................................  A-1


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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               MARINER ENERGY LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


         This Limited Liability Company Agreement of Mariner Energy LLC (the "Company") dated and effective as of September 2, 1998, is adopted, executed and agreed to, for good and valuable consideration, by and among Mariner Holdings, Inc., a Delaware corporation, and any Persons or entities who become Shareholders (as defined below) of the Company or parties hereto as provided herein.

                             ARTICLE I: DEFINITIONS

         SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below:

         Act - means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

         Affiliate - means, with respect to any Person, any other Person controlling, controlled by or under common control with that first Person. As used in this definition, the term "control" includes, with respect to any Entity, (a) the ownership of or power to vote, directly or indirectly, shares or the equivalent representing 50% or more of the power to vote in the election of directors, managers or Persons performing similar functions, (b) ownership of 50% or more of the equity or equivalent interest in such Entity and (c) the ability to direct the business and affairs of such Entity by acting as a general partner, manager or otherwise.

         Agreement - means this Limited Liability Company Agreement, as amended from time to time.

         Bankruptcy or Bankrupt - means with respect to any Person, that (a) such Person (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is insolvent, or has entered against such Person an order for relief in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed


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against such Person in a proceeding of the type described in subclauses (i)
through (iv) of this clause (a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties; or (b) 120 days have passed after the commencement of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, if the proceeding has not been dismissed, or 90 days have passed after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties, if the appointment is not vacated or stayed, or 90 days have passed after the date of expiration of any such stay, if the appointment has not been vacated.

         Board of Directors - has the meaning assigned to it in Section 5.1.

         Certificate of Formation - has the meaning assigned to it in Section
2.1.

         Certificates - has the meaning assigned to it in Section 3.4.

         Chairman of the Board - has the meaning assigned to it in Section
5.2(i).

         Code - means the United States Internal Revenue Code of 1986, as amended from time to time. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding Law.

         Common Share - means an undivided fractional equity interest in the Company having the powers, preferences, rights and duties set forth in Section
4.3. Each Common Share shall represent an equal right or interest as any other Common Share and shall have a par value of $.01.

         Company - means Mariner Energy LLC, a Delaware limited liability company.

         Company Securities - means Common Shares and Preferred Shares. To the extent set forth in Article 4 and in any Designation creating a series of Preferred Shares, Company Securities represent a fractional part of the Shareholder Interests.

         Court of Chancery - has the meaning of such term as used in the Act and the GCLD.

         Designation - has the meaning assigned to it in Section 4.4.

         Director - means a member of the Board of Directors.

         Dissolution Event - has the meaning assigned to it in Section 7.1.


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         Dividends - means all distributions of cash, securities or other property of the Company, other than distributions on liquidation, lawfully paid or payable to any Shareholder pursuant to the terms of the Company Securities held by such Shareholder.

         Enron - means Enron Corp., an Oregon corporation, and any successor (but not assignee) of Enron Corp.

         Entity - means a corporation, limited liability company, partnership, limited partnership, venture, trust, estate, governmental entity or other entity.

         GCLD - means the General Corporation Law of the State of Delaware, as amended from time to time.

         Indemnitee - has the meaning assigned to it in Section 5.8(a).

         Initial Public Offering - means the consummation of the first underwritten public offering of Common Shares pursuant to an effective registration statement filed under the Securities Act (other than any registration statement relating to warrants, options or shares of capital stock granted or to be granted or sold primarily to employees, directors, or officers of the Company, a registration statement filed in connection with a transaction subject to Rule 145 under the Securities Act or any successor rule, a registration statement relating to employee benefit plans or interests therein and any registration statement covering preferred stock or securities issued in connection with any debt or preferred stock financing of the Company).

         Law - means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a governmental authority, and includes any applicable rule of any exchange or automated quotation system on which Company Securities are traded or listed.

         Majority Interest - means, with respect to any matter, Shareholders holding Outstanding Company Securities possessing a majority of the voting power of all Outstanding Company Securities entitled to vote with respect to such matter.

         Officer - means any Person appointed as an officer of the Company as provided in Section 5.4(c), but such term does not include any Person who has ceased to be an officer of the Company.

         Organizational Member - means Mariner Holdings, Inc., a Delaware corporation.


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         Outstanding - means, with respect to the Company Securities, all
Company Securities that are issued by the Company and reflected as outstanding on the Company's books and records as of the date of determination, but excludes any Company Securities held by the Company.

         Oversight Committee - has the meaning assigned to it in Section
5.11(d).

         Person - means a natural person or an Entity.

         Preferred Share - means an undivided fractional equity interest in the Company having the powers, preferences, rights and duties set forth in the Designation establishing the applicable series of Preferred Shares. Each Preferred Share shall have a par value of $.01.

         Record Date - has the meaning assigned to it in Section 9.5.

         Record Holder - means the Person in whose name a Company Security is registered in the books and records of the Transfer Agent as contemplated in
Section 3.5.

         Securities Act - means the United States Securities Act of 1933, as amended from time to time, and all rules and regulations promulgated thereunder.

         Shareholder - means any Person executing this Agreement as of the date of this Agreement and any Person who thereafter purchases or otherwise lawfully acquires any Company Securities (with or without execution of this Agreement) and becomes a Record Holder of any Company Security as provided in this Agreement, but such term does not include any Person who has ceased to be a Record Holder of any Company Security. Shareholders are "members" (as such term is defined in the Act) of the Company.

         Shareholder Interests - means all the limited liability company interests (as such term is defined in the Act) of the Shareholders, including
(i) the right to receive Dividends and other distributions from the Company,
(ii) all other rights, benefits and privileges enjoyed by the Shareholders (under the Act, the Certificate of Formation, this Agreement or otherwise) in their capacity as Shareholders, including rights to vote, consent and approve and (iii) all obligations, duties and liabilities imposed on the Shareholders (under the Act, the Certificate of Formation, this Agreement or otherwise) in their capacity as Shareholders.

         Shareholders' Agreement - means that certain agreement originally among Enron Capital & Trade Resources Corp., Mariner Holdings, Inc. and the stockholders of Mariner Holdings, Inc., as amended to date and as to be amended and/or restated at any future date.


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         Shares - means Common Shares and/or Preferred Shares, as the context requires.

         Surviving Business Entity - has the meaning assigned to it in Section 10.2.

         Transfer Agent - means any bank, trust company or other Person (including Affiliates of any Shareholder) appointed from time to time by the Board of Directors to act as registrar and transfer agent for the Company Securities. The initial Transfer Agent shall be the Company.

         Treasury Regulations - means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.

         Other terms defined herein have the meanings so given them.

         SECTION 1.2 CONSTRUCTION.

         (a) Unless the context requires otherwise: (i) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (ii) references to Articles and Sections (other than in connection with the Code or the Treasury Regulations) refer to Articles and Sections of this Agreement; and "including" means "including, without limitation."

         (b) In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act or the GCLD, such provision of the Act or the GCLD shall control; provided that the provisions of
Section 5.3, Section 5.6, Section 5.7, Section 5.8, Section 5.9, Section 5.10 and Section 5.11 shall control over any contrary provision of the GCLD to the extent permitted under the Act and applicable Law. In that regard, to the extent this Agreement or the Act does not control, the Company shall be subject to the provisions of the GCLD mutatis mutandis. If any provision of the Act provides that it may be varied or superseded in the limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. In the event of a direct conflict between the provisions of this Agreement and the provisions of the Shareholders' Agreement, (i) before completion of an Initial Public Offering, the provisions of the Shareholders' Agreement shall control, and (ii) following completion of an Initial Public Offering, the provisions of this Agreement shall control.


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                     ARTICLE II: FORMATION AND ORGANIZATION

         SECTION 2.1 FORMATION. The Company has been formed as a Delaware limited liability company by the filing of a Certificate of Formation (the "Certificate of Formation") on September 1, 1998, under and pursuant to the Act.

         SECTION 2.2 NAME. The name of the Company is "Mariner Energy LLC" and all Company business must be conducted in that name or such other names that comply with Law and as the Board of Directors may select.

         SECTION 2.3 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL AND OTHER OFFICES. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent for service of process named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Board of Directors may designate in the manner provided by Law. The registered agent for service of process of the Company in the State of Delaware shall be the initial registered agent for service of process named in the Certificate of Formation or such other Person or Persons as the Board of Directors may designate in the manner provided by Law. The principal office of the Company in the United States shall be located at 580 WestLake Park Blvd., Suite 1300, Houston, Texas 77079-2638, or such other place as the Board of Directors may from time to time designate, which need not be in the State of Delaware, and the Company shall maintain records there and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Board of Directors may designate and may maintain records (including records of minutes of meetings of and actions taken by the Board of Directors) at such other places as the Board of Directors may designate.

         SECTION 2.4 PURPOSE. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing, including, without limitation, the acquisition, disposition, ownership, exploration, development and operation of oil or natural gas producing properties and the purchase, transportation, sale and marketing of natural gas, crude oil, natural gas liquids and other hydrocarbons.

         SECTION 2.5 FOREIGN QUALIFICATION. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Board of Directors shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Directors, with all requirements necessary to qualify the Company as a foreign limited liability


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

company or other relevant entity in that jurisdiction, which qualifications may be under the name of the Company, the name (Delaware) Mariner Energy LLC or such other assumed name as the Board of Directors may designate.

         SECTION 2.6 TERM. The term of the Company commenced on the effective date of this Agreement and its existence shall be perpetual, unless and until it is dissolved in accordance with Article VII.

         SECTION 2.7 TAXATION AS CORPORATION; NO STATE-LAW PARTNERSHIP. The Company shall elect pursuant to Section 301.7701-2 and 3 of the Treasury Regulations to be treated as a corporation for all purposes under the Code. Any Officer of the Company is authorized to cause the Company to make any and all necessary filings with the United States Internal Revenue Service or any other applicable body to effect this election. The Shareholders intend that the Company not be a partnership (including a limited partnership) or joint venture that no Shareholder be a partner or joint venturer of any other Shareholder, and that this Agreement may not be construed to suggest otherwise.

         SECTION 2.8 TITLE TO COMPANY ASSETS. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an Entity, and no Shareholder, Director or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more of its Affiliates or one or more nominees, as the Board of Directors may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

         SECTION 2.9 ORGANIZATION; ORGANIZATIONAL MEMBER. The Organizational Member is organizing the Company by executing this Agreement, and until issuance of Company Securities is the sole "member" of the Company as defined in the Act. Immediately following the issuance of any Company Securities and the admission to the Company of at least one other Person as a member of the Company, the Organizational Member shall no longer be a "member" of the Company as defined in the Act. By executing this Agreement, the Organizational Member is vesting the management of the Company in the initial Board of Directors designated herein. Notwithstanding anything to the contrary herein, before any Company Securities are issued, any act required by this Agreement to be approved by the Shareholders may be approved by the Board of Directors.


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     ARTICLE III: SHAREHOLDERS; CERTIFICATES; TRANSFER OF COMPANY SECURITIES

         SECTION 3.1 SHAREHOLDERS.

         (a) A Person shall be admitted as a Shareholder, and shall become bound by this Agreement, if such Person executes this Agreement or, without such execution, if such Person purchases or otherwise lawfully acquires any Company Securities and becomes the Record Holder of such Company Securities in accordance with the provisions of Section 3.5. Unless otherwise provided in the Shareholders' Agreement or as otherwise provided with respect to a series of Preferred Shares in any Designation creating such series, a Person may become a Record Holder without the consent or approval of any of the Shareholders.

         (b) The name and mailing address of each Shareholder shall be listed on the books and records of the Company. The Secretary of the Company shall update the books and records from time to time as necessary to reflect accurately the information therein (or to cause the Transfer Agent to do so, as applicable). A Shareholder's Company Securities shall be represented by the Certificate(s) held by such Shareholder.

         SECTION 3.2 NO LIABILITY TO THIRD PARTIES. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company. No Shareholder, beneficial owner of Company Securities or Director shall be liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Shareholder, beneficial owner or Director.

         SECTION 3.3 NO EXPULSION. A Shareholder may not be expelled or removed as a Shareholder of the Company.

         SECTION 3.4 CERTIFICATES. Certificates ("Certificates") evidencing Company Securities shall be in such form, not inconsistent with that required by the Act or any other Law and this Agreement, as shall be approved by the Board of Directors. The Company shall issue to each Shareholder one or more Certificates, signed by (a) the Chairman of the Board, the President or a Vice President and (b) the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Company and countersigned by the Transfer Agent (if the Company is not the Transfer Agent), certifying the number of Company Securities (and, if there shall be more than one class or series of Company Securities, the class and series of such Company Securities) owned by such Shareholder; provided, however, that any of or all the signatures on the Certificate may be a facsimile. If any Officer or Transfer Agent who shall have signed or whose facsimile signature or signatures shall have been placed upon any such Certificate or Certificates shall have ceased to be such Officer or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were such Officer or Transfer


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

Agent at the date of issue. Certificates shall be consecutively numbered and shall be entered in the books and records of the Company as they are issued and shall exhibit the holder's name and number of Company Securities. No Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent (if the Company is not the Transfer Agent).

         SECTION 3.5 REGISTER, REGISTRATION OF TRANSFER AND EXCHANGE.

         (a) The Company shall keep or cause to be kept on behalf of the Company a register that, subject to any requirements of the Board of Directors and subject to the provisions of Section 3.5(b), will provide for the registration and transfer of Company Securities. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Company Securities and transfers of Company Securities as herein provided. The Company shall not recognize transfers of Company Securities unless the same are effected in the manner described in this Section 3.5. Upon surrender for registration of transfer of any Certificate and subject to the provisions of Section 3.5(b), the appropriate Officers of the Company shall execute (or cause a facsimile signature to be attached to) and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Company Securities as were evidenced by the Certificate so surrendered.

         (b) The Company shall not recognize any transfer of Company Securities until the Certificates evidencing such Company Securities are surrendered to the Transfer Agent for registration of transfer. No charge shall be imposed by the Company for such transfer, provided, that, as a condition to the issuance of any new Certificate under this Section 3.5, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

         (c) By transfer of Company Securities in accordance with this Section,
(i) each transferee of Company Securities (including any nominee holder or an agent acquiring such Company Securities for the account of another Person) shall be admitted to the Company as a Shareholder with respect to the Company Securities so transferred to such Person when any such transfer and admission is reflected in the books and records of the Company, with or without execution of this Agreement and (ii) each transferee of Company Securities (including any nominee holder or an agent acquiring such Company Securities for the account of another Person) shall be deemed to agree to be bound by the terms of this Agreement.

         (d) The Company shall be entitled to recognize the Record Holder as the owner of Company Securities and, accordingly, shall not be bound to recognize any equitable or other claim


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
to or interest in such Company Securities on the part of any other Person, whether or not the Company shall have actual or other notice thereof, except as otherwise provided by Law, the Shareholders' Agreement or any applicable rule, regulation, guideline or requirement of any securities exchange on which the Company Securities are listed for trading. Subject to (i) the foregoing sentence, (ii) with respect to any series of Preferred Shares, the provisions of any Designation creating such series, (iii) any contractual provision binding upon any Shareholder, including this Agreement and the Shareholders' Agreement and (iv) the provisions of any Law including the Securities Act, Company Securities shall be freely transferable to any Person. The transfer of any Company Securities and the admission of any new Shareholder shall not constitute an amendment to this Agreement.

         (e) Any Dividends in respect of Company Securities shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the Dividends. Such payment shall constitute full payment and satisfaction of the Company's liability in respect of such payment regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

         SECTION 3.6 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

         (a) If any mutilated Certificate is surrendered to the Transfer Agent, then the appropriate Officers on behalf of the Company shall execute (or cause a facsimile signature to be attached to), and, upon the Company's request, the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same aggregate number and type of Company Securities as the Certificate so surrendered.

         (b) The appropriate Officers on behalf of the Company shall execute (or cause a facsimile signature to be attached to), and, upon the Company's request, the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

             (i) makes proof by affidavit in form and substance satisfactory to an Officer that a previously issued Certificate has been lost, destroyed or stolen;

             (ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a "protected purchaser" (as defined in 6 Del.C. 8-303);

             (iii) if requested, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may reasonably direct, in its sole discretion, to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

             (iv) satisfies any other reasonable requirements imposed by the Company.

If a Shareholder fails to notify the Company within a reasonable time after he has notice of the loss, destruction or theft of a Certificate and a transfer of the Company Securities represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Shareholder shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate.

         (c) As a condition to the issuance of any new Certificate under this
Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.


          ARTICLE IV: AUTHORIZATION AND ISSUANCE OF COMPANY SECURITIES

         SECTION 4.1 COMPANY SECURITIES. The total number of Company Securities which the Company shall have authority to issue is 51,000,000 Shares, of which 50,000,000 Shares are to be Common Shares, par value $0.01 per Share, and 1,000,000 Shares are to be Preferred Shares, par value $0.01 per Share. The number of Company Securities authorized for issuance pursuant to this Section
4.1 may be increased or decreased only by amendment of this Agreement in accordance with the provisions hereof. The "par value" of Company Securities shall have the same meaning and application as that term does to the capital stock of a Delaware corporation, and the "capital" and "surplus" of the Company, and the "impairment" of capital, shall have corresponding meanings and be calculated in accordance with the GCLD.

         SECTION 4.2 ADDITIONAL COMPANY SECURITIES.

         (a) Subject to the guidelines set forth in this Section 4.2 and the requirements of the Act and other applicable Law, the Board of Directors may, at any time and from time to time, if all of the Company Securities authorized by
Section 4.1 have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional Company Securities up to the maximum number authorized in Section 4.1.

         (b) Company Securities may be issued for such consideration, having a value not less than the par value thereof, as determined from time to time by the Board of Directors.

         (c) The consideration for subscriptions to, or the purchase of, Company Securities shall be paid in such form and in such manner as the Board of Directors shall determine. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. Company Securities so issued in accordance with the determination of the Board of Directors shall be deemed to be fully paid and, except to the extent specified in Section 18-607(b) of the Act, non-assessable if the entire amount of such consideration has been received by the Company for such Company Securities in the form of cash, services rendered, personal property, real property, leases of real property or a combination thereof; or not less than the par value of such Company Securities has been received by the Company in such form and the Company has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price.

         (d) The Board of Directors shall have the power to create and cause the Company to issue, whether or not in connection with the issue and sale of any Company Securities or other securities of the Company, rights or options entitling the holders thereof to purchase from the Company any Company Securities of any class or series (whether or not such class or series have theretofore been created), such rights or options to be evidenced by such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, including the time or times (which may be limited or unlimited in duration) at or within which, and the price or prices at which any such Company Securities may be purchased from the Company upon the exercise of any such right or option shall be such as shall be stated in a resolution adopted by the Board of Directors providing for the creation and issue of such rights or options and, in every such case, shall be set forth or incorporated by reference in the instrument or instruments evidencing such rights or options. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive; provided that the price or prices to be received for Company Securities to be issued upon the exercise of such rights or options shall not be less than the par value thereof.

         SECTION 4.3 COMMON SHARES.

         (a) The voting powers, designations, preferences and relative, participating, optional or other special rights, powers and duties, and qualifications, limitations and restrictions thereof, relating to the Common Shares are as set forth in this Section 4.3.

         (b) Subject to the rights, if any, of the holders of any other classes or series of Company Securities, the Record Holders of Common Shares shall be entitled on a pro rata basis to such Dividends, if any, as shall be declared thereon from time to time by the Board of Directors, except to the extent otherwise provided in Section 7.2, upon liquidation or dissolution of the Company shall be entitled on a pro rata basis to all remaining assets after satisfaction (by payment or reasonable provision for payment) of the Company's liabilities to creditors, shall not be subject to any right of redemption by the Company, shall have no conversion or exchange rights and shall be entitled to one vote per Common Share on matters submitted to a vote or consent of Shareholders, which votes shall not be cumulative in the election of Directors or on any other matter. Each Common Share shall be identical in all respects with each other Common Share. Holders of Common Shares shall have no preemptive or similar rights, except as may otherwise be provided in the Shareholders' Agreement.

         SECTION 4.4 PREFERRED SHARES.

         (a) Without the need for the consent of any Shareholder, Preferred Shares shall be issuable from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, powers and duties, and qualifications, limitations and restrictions thereof, as shall be fixed by the Board of Directors in the exercise of its sole discretion (subject to the guidelines set forth in this Section 4.4 and the requirements of applicable Law) and reflected in a written action or actions approved by the Board of Directors (each, a "Designation," each of which shall be deemed an amendment to this Agreement). Each Designation when approved by the Board of Directors shall be deemed to be set forth in this Article IV and shall constitute a part of this Agreement. Each Designation shall provide for the issue of Preferred Shares of a particular series and may set forth, without limitation, (i) the rights of such series of Preferred Shares to share in Dividends, and the priority of such series relative to the rights of other classes or series of Company Securities to share in Dividends; (ii) the rights of such series of Preferred Shares upon dissolution of or upon any distribution of the assets of the Company and the priority of such series relative to the rights of other classes or series of Company Securities upon dissolution of or upon any distribution of the assets of the Company; (iii) whether such series of Preferred Shares is redeemable by the Company and, if so, the price at which, and the terms and conditions upon which, such series of Preferred Shares may be redeemed by the Company; (iv) whether such series of Preferred Shares is issued with the privilege of conversion into, or exchange for, at the option of the holder or the Company or upon the happening of a specified event, Company Securities or another security or other property of the Company and, if (vi) so, the rate at which, and the terms and conditions upon which, such series of Preferred Shares may be so converted; (v) the terms and conditions upon which such series of Preferred Shares will be issued and assigned or transferred; and
(vi) the right, if any, of such series of Preferred Shares to vote on Company matters, including matters relating to the relative rights, powers, preferences and privileges of such series. Without limitation of the foregoing, the Board of Directors may, in its sole discretion, authorize the issuance of Preferred Shares that have preference over each or certain other classes or series of Company Securities in any of the foregoing rights, including with respect to voting rights, participation in the profits and assets of the Company, including the right to receive Dividends and the right to receive in-kind payments of the assets of the Company upon voluntary or involuntary dissolution, winding up or termination of the Company, conversion or redemption rights, or other rights, privileges or matters. The Board of Directors may authorize one or more Officers to execute, certify, acknowledge, deliver, file and record whatever documents may be required, convenient or desirable in connection with the issue from time to time of such Preferred Shares and to do all other things necessary to comply with the Act and other applicable Law. A Designation shall be effective when a duly executed and attested original of the same is delivered to the Secretary of the Company for inclusion among the permanent records of the Company and upon the satisfaction of any requirements of the Act.

         (b) Subject to the rights of the holders of any series of Preferred Shares as set forth in any Designation, the number of Shares of any series of Preferred Shares may be increased (but not above the total number of authorized Preferred Shares) or decreased (but not below the number of Shares thereof then Outstanding) only by a certificate duly executed by the Secretary of the Company for inclusion among the permanent records of the Company setting forth a statement that a specified increase or decrease therein has been authorized by a resolution or resolutions adopted by the Board of Directors. If the number of such Shares shall be decreased, the number of Shares so specified in the certificate shall resume the status of authorized Preferred Shares undesignated as to series. Any such certificate shall be deemed to be set forth in the applicable Designation and shall constitute a part of that Designation. When no Shares of a series of Preferred Shares are Outstanding, either because none were issued or no issued Shares remain outstanding, a certificate setting forth a resolution or resolutions adopted by the Board of Directors that no Shares of such series are Outstanding and that none will be issued may be executed, attested and delivered to the Secretary of the Company for inclusion among the permanent records of the Company, and such certificate shall have the effect of eliminating from this Agreement all matters set forth in the Designation with respect to such series, and all Shares of such series shall resume the status of authorized Preferred Shares undesignated as to series.

         SECTION 4.5 SPLITS AND COMBINATIONS; FRACTIONAL SHARES .

         (a) Except as otherwise provided with respect to a series of Preferred Shares in any Designation creating such series and, subject to Section 4.5(b), the Board of Directors may make a pro rata distribution of Company Securities to all Record Holders or may effect a subdivision or combination of any class or series of Company Securities; provided, however, that after such distribution, subdivision or combination, each Shareholder shall have the same Shareholder Interest (except by operation of Section 4.5(b)) as before such distribution, subdivision or combination.

         (b) The Company may, but shall not be required to, issue fractions of a share with respect to any Company Securities. If it does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled hereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or
(iii) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Company in the event of liquidation or dissolution of the Company. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full Shares or uncertificated full Shares before a specified date, or subject to the condition that the Shares for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

         SECTION 4.6 WITHHOLDING. Notwithstanding any other provision of this Agreement, the Company shall comply with any withholding requirements under any Law in connection with the payment of Dividends in respect of Company Securities and shall remit amounts withheld to and file required forms with applicable taxing authorities. In the event of any claimed over-withholding, Shareholders shall be limited to an action against the applicable taxing authority. If an amount required to be withheld was not withheld from an actual distribution, the Company may reduce subsequent distributions by the amount of such required withholding. Each Shareholder agrees to furnish the Company such forms or other documentation as are necessary to assist the Company in determining the extent of, and in fulfilling, its withholding obligations.

                              ARTICLE V: MANAGEMENT

         SECTION 5.1 MANAGEMENT OF THE COMPANY'S AFFAIRS. As provided in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in a Board of Directors (the "Board of Directors") and, subject to the direction of the Board of Directors, the Officers, who shall collectively (Officers and Directors) constitute "managers" of the Company within the meaning of the Act. No Shareholder, by virtue of having the status of a Shareholder, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors on the one hand and of the Officers on the other shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the GCLD. Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers, who shall be agents of the Company with such authority as specifically provided in this Agreement or as authorized by the Board of Directors. In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Board of Directors (subject to Section 5.3) and the Officers (subject to Section 5.4 and the direction of the Board of Directors) shall have full power and authority to do all things on such terms as they, in their individual sole discretion, may deem necessary or appropriate to conduct, or to cause to be conducted, the business and affairs of the Company, including (a) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations; (b) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company; (c) subject to the requirements of Article X, the merger or other combination of the Company with or into, or the sale, lease or exchange of substantially all of the assets to, another Person; (d) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and the repayment of obligations of the Company; (e) the negotiation, execution and performance of any contracts, conveyances or other instruments; (f) the distribution of Company cash; (g) the selection, engagement and dismissal of Officers, employees and agents, outside attorneys, accountants, engineers, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (h) the maintenance of such insurance for the benefit of the Company, as it deems necessary or appropriate; (i) the acquisition or disposition of assets; (j) the formation of, or acquisition of an interest in, or the contribution of property to, any Entity; (k) the control of any matters affecting the rights and obligations of the Company, including the commencement, prosecution and defense of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; (l) the indemnification of any Person against liabilities and contingencies to the extent permitted by law; and the entering into of listing agreements with any securities exchange and the delisting of some or all of the Company Securities from, or requesting that trading be suspended on, any such exchange.

         SECTION 5.2 BOARD OF DIRECTORS.

         (a) Composition; Term; Initial Directors. The Board of Directors shall consist of not less than one natural person. Each Director shall be elected as provided in Section 5.2(b) and shall serve in such capacity until his successor has been duly elected and qualified or until such Director dies, resigns or is removed. The Board of Directors may from time to time determine the number of Directors then constituting the whole Board of Directors, but the Board of Directors shall not decrease the number of Persons that constitute the whole Board of Directors if such decrease would shorten the term of any Director. The initial Board of Directors shall consist of nine Directors, who shall be the following Persons:

         Richard B. Buy
         Richard R. Clark
         Mark E. Haedicke
         Robert E. Henderson
         Stephen R. Horn
         Jeffrey McMahon
         Frank Stabler
         Michael W. Strickler
         Jere C. Overdyke, Jr.

         (b) Election of Directors. At each annual meeting of Shareholders, an election of Directors shall be held and new Directors shall be elected (or existing Directors shall be re-elected), each to serve until his successor has been duly elected and qualified or until such Director dies, resigns or is removed, except as provided by Section 5.2(d). To be elected as a Director, a natural person must (i) be elected in accordance with Section 5.2(c) or (ii) have been properly nominated for a position as a Director in accordance with
Section 5.2(e) and must receive a majority of the votes cast in respect of Company Securities for the position at a meeting of Shareholders held for such purpose at which a quorum is present in Person or by proxy, or if there are more than two nominees for such position, a plurality of the votes cast in respect of Company Securities for the position.

         (c) Vacancies and Removal. Subject to applicable Law and the rights of the holders of any series of Preferred Shares, vacancies existing on the Board of Directors (including a vacancy created by virtue of an increase in the size of the Board of Directors) may be filled by the affirmative vote of a majority of the Directors then serving, even if less than a quorum. Any Director chosen to fill a vacancy shall hold office for a term expiring at the next annual meeting of Shareholders and until his successor has been duly elected and qualified. Subject to the rights of the holders of any series of Preferred Shares, any Director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote or consent of the holders of a majority of the Company Securities entitled to vote with respect to the election of Directors.

         (d) Rights of Classes Separately to Elect Directors. Notwithstanding anything else contained in this Agreement to the contrary, whenever holders of any one or more series of Preferred Shares shall have the right, voting separately by class, classes or series, to elect Directors at any annual or special meeting of Shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of this Agreement, including any applicable Designation creating any series of Preferred Shares pursuant to Section 4.4 hereof. Directors so elected shall not be divided into classes and shall be elected by such holders annually unless expressly provided otherwise by those provisions or resolutions, and, during the prescribed terms of office of those Directors, the Board of Directors shall consist of a number of Directors equal to the number of those Directors plus the number of Directors determined as provided in Section 5.2(a).

         (e) Nominations; Qualifications. Prior to a meeting of the Shareholders at which an election of Directors is to be held, the Board of Directors shall nominate its slate of persons to be presented for election at such meeting. Other nominations for Directors may be made by any Shareholder, but any such Shareholder nominations must be in writing and delivered to the Secretary of the Company not less than 120 days prior to the anniversary of the date on which proxy materials were first mailed to Shareholders in connection with the previous year's annual meeting of the Shareholders at which an election of Directors is to be held. To be in proper form, such Shareholder nomination must set forth in writing as to each person whom such Shareholder proposes to nominate for election or re-election as a Director all information relating to such person as is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor or regulation promulgated thereunder.

         (f) Voting; Quorum; Required Vote for Action. Unless otherwise required by the Act, other Law or the provisions hereof,

             (i) each member of the Board of Directors shall have one vote;

             (ii) the presence at a meeting of the Board of Directors of a majority of the members of the Board of Directors shall constitute a quorum at any such meeting for the transaction of business; and

             (iii) the act of a majority of the members of the Board of Directors present at a meeting of the Board of Directors at which a quorum is present shall be deemed to constitute the act of the Board of Directors.

         (g) Meetings. Regular meetings of the Board of Directors and any committee thereof shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors or such committee. Notice of such regular meetings shall not be required. Special meetings of the Board of Directors or meetings of any committee thereof may be called by the Chairman of the Board, the President (should the President be a director) or on the written request of any two Directors or committee members, as applicable, by the Secretary, in each case on at least twenty-four (24) hours personal, written, facsimile, electronic, telegraphic, cable or wireless notice to each Director or committee member, which notice may be waived by any Director. Any such notice, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by Law. Attendance of a Director at a meeting (including pursuant to the last sentence of this Section 5.02(g)) shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by all members of the Board of Directors or committee. Members of the Board of Directors or any committee thereof may participate in and hold a meeting by means of conference telephone, video conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in Person at the meeting.

         (h) Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified Director at any meeting of such committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in this Agreement, shall have and may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the Shareholders, any action or matter expressly required by this Agreement or the Act or the GCLD to be submitted to the Shareholders for approval or (ii) adopting, amending or repealing any provision of this Agreement. Any committee designated pursuant to this Section 5.2(h) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, and, subject to Section 5.2(g), shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by the committee of any resolution.

         (i) Chairman. The Board of Directors may elect one of its members as Chairman of the Board (the "Chairman of the Board"). The Chairman of the Board, if any, and if present and acting, shall preside at all meetings of the Board of Directors and of Shareholders, unless otherwise directed by the Board of Directors. If the Board of Directors does not elect a Chairman, the President, if present and a Director, or any other Director chosen by the Board of Directors, shall preside. Unless the Board of Directors provides otherwise, the Chairman of the Board shall be an Officer of the Company and shall have the same power and authority as the President.

         SECTION 5.3 RESTRICTIONS ON BOARD AUTHORITY; REQUIRED BOARD APPROVAL.

         (a) The Board of Directors may not without approval of the specific act by a Majority Interest take any action in contravention of this Agreement, including, (i) any act that would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement; (ii) possessing Company property, or assigning any rights in specific Company property, for other than a Company purpose; or (iii) amending or modifying this Agreement in any manner, except as otherwise provided in this Agreement. For purposes of this Section, "Company purposes" shall include, without limitation, the assignment of overriding royalty interests in minerals pursuant to the terms of any employment agreement or consulting agreement between the Company or any Affiliate of the Company and any of its or their employees or consultants. Except as otherwise expressly permitted by this Agreement or by resolution of the Board of Directors, (A) no Director or group of Directors shall have any actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company, nor take any action in the name of or on behalf of the Company or conduct any business of the Company other than by action of the Board of Directors taken in accordance with the provisions of this Agreement, and (B) no Director shall have the power or authority to delegate to any Person such Director's rights and powers as a Director to manage the business and affairs of the Company.

         (b) Until after completion of the Initial Public Offering, notwithstanding anything to the contrary in this Agreement, the provisions of Annex A hereto shall apply to the management of the business and affairs of the Company. Upon completion of the Initial Public Offering, this Agreement shall be deemed to be amended to delete Annex A in its entirety. Following the completion of the Initial Public Offering, the Board of Directors, by resolution, may establish policies regarding the authority of the Company to take action without approval of the Board of Directors.

         SECTION 5.4 OFFICERS.

         (a) Generally. The Board of Directors, as set forth below, shall appoint agents of the Company, having the authority set forth in this Agreement or otherwise as authorized by the Board of Directors, which agents are referred to as "Officers" of the Company. Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Section 5.4.

         (b) Titles and Number. The Officers of the Company shall be the Chairman of the Board (unless the Board of Directors provides that the Chairman shall not be an officer), the President, any and all Vice Presidents, the Secretary and any Treasurer, any and all Assistant Secretaries and Assistant Treasurers and any other officer position or title as the Board of Directors may desire. There shall be appointed from time to time, in accordance with Section 5.4(c) below, such Vice Presidents, Secretaries, Assistant Secretaries, Treasurers, Assistant Treasurers and other officers as the Board of Directors may desire. Any Person may hold two or more offices.

         (c) Appointment and Term of Office. The Officers shall be appointed by the Board of Directors at such times and for such terms as the Board of Directors shall determine. Any Officer may be removed, with or without cause, only by the Board of Directors. Vacancies in any office may be filled only by the Board of Directors.

         (d) Chairman of the Board. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination or resolution of the Board of Directors, the Chairman of the Board, subject to the direction of the Board of Directors, shall be the chief executive officer of the Company and, as such, shall preside at all meetings of the Shareholders and the Board of Directors, shall supervise generally the President and the other Officers and shall have full authority to execute all documents and take all actions that the Company may legally take. The Chairman of the Board shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board of Directors, including any duties and powers stated in any employment agreement approved by the Board of Directors.

         (e) President. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination or resolution of the Board of Directors, the

President, subject to the direction of the Board of Directors, shall be responsible for the management and direction of the day-to-day business and affairs of the Company, its other Officers, employees and agents, shall supervise generally the affairs of the Company and shall have full authority to execute all documents and take all actions that the Company may legally take. The President shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board of Directors, including any duties and powers stated in any employment agreement approved by the Board of Directors.

         (f) Vice Presidents. In the absence of the President and the Chairman of the Board (if one is appointed), each Vice President appointed by the Board of Directors shall have all of the powers and duties conferred upon the President, including the same power as the President to execute documents on behalf of the Company. Each such Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the President. Vice Presidents may be designated Executive Vice Presidents, Senior Vice Presidents, or any other title determined by the Board of Directors.

         (g) Secretary and Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board of Directors and Shareholders, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by applicable Law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Board of Directors, the Chairman of the Board or the President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act.

         (h) Treasurer and Assistant Treasurers. The Treasurer shall keep or cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by this Agreement, the Board of Directors, the Chairman of the Board or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Company. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Board of Directors, the Chairman of the Board or the President shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Company. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, such other Officer as the Board of Directors shall select shall have the powers and duties conferred upon the Treasurer.

         (i) Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

         (j) Delegation of Authority. Unless otherwise provided by resolution of the Board of Directors, no Officer shall have the power or authority to delegate to any Person such Officer's rights and powers as an Officer to manage the business and affairs of the Company.

         SECTION 5.5 COMPENSATION. The Officers shall receive such compensation for their services as may be designated by the Board of Directors. In addition, the Officers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder. The members of the Board of Directors who are not employees of the Company or its subsidiaries shall receive such compensation for their services as Directors or committee members as the Board of Directors shall determine. In addition, the members of the Board of Directors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

         SECTION 5.6 BUSINESS OPPORTUNITIES.

         (a) None of Enron, any Affiliate (other than the Company and its subsidiaries) of Enron or any Officer or Director of the Company who is an officer, director or employee of Enron or any of its Affiliates (other than the Company and its subsidiaries) shall have any obligation to offer or otherwise share any business opportunities with the Company or its subsidiaries. Enron and its Affiliates may compete directly with the Company or its subsidiaries. The Company and each Shareholder waive any claim that any business opportunity pursued by or to be pursued by Enron or any of its Affiliates (other than the Company and its subsidiaries) or any Officer or Director of the Company who is an officer, director or employee of Enron or any of its Affiliates (other than the Company and its subsidiaries) constitutes a business opportunity of the Company that was misappropriated. The Company and each Shareholder further acknowledge that, and agree that Enron and its Affiliates may, among other things (i) continue to engage in oil and gas exploration and development in competition with the Company; (ii) continue to engage in oil and gas marketing activities; (iii) continue to engage in financing other entities or in furnishing services in connection therewith (including financing of or services in connection with business opportunities pursued by others in competition with the Company); and (iv) acquire other entities, or interests therein, engaged in oil and gas exploration and production or 3-D seismic interpretation and analysis that will compete with the Company. No activity described in this paragraph (a) shall constitute a breach of any fiduciary duty by Enron or any of its Affiliates (other than the Company and its subsidiaries), or any Officer or Director of the Company who is an officer, director or employee of Enron or any of its Affiliates (other than the Company and its subsidiaries), to the Company or the Shareholders. However, nothing in this Agreement shall be construed to permit (x) a natural person to usurp, solely for his or her personal benefit, a business opportunity of the Company presented to that person in his or her capacity as an Officer or Director unless the Officer or Director first presented the opportunity to the Company and the Company declined to pursue it or (y) Enron or any of its Affiliates (other than the Company and its subsidiaries) to usurp a business opportunity of the Company presented to an Officer or Director serving as such at the request of Enron solely in his or her capacity as an Officer or Director unless such Officer or Director first presented the opportunity to the Company and the Company declined to pursue it; provided that Enron or any of its Affiliates (other than the Company and any of its subsidiaries) may pursue any business opportunity that is separately presented to or identified by Enron or any of its Affiliates (other than the Company and any of its subsidiaries), even if it has also been presented to an Officer or Director of the Company.

         (b) For purposes of this Section 5.6, a "business opportunity" means any opportunity for a Person (i) to enter into any transaction pursuant to which the Person would acquire (whether by purchase, lease or other transaction), own, invest in, finance, lend funds to, contribute capital to, manage, operate or otherwise participate in any Person, assets or transaction, or (ii) to act as a broker, finder, financial adviser or investment banker with respect to any such transaction by any other Person.

         (c) The benefits of this Section 5.6 shall inure to the benefit of Enron and any of its Affiliates (other than the Company and its subsidiaries) and any successor owner of Company Securities who purchases such Company Securities directly from Enron or any of its Affiliates (other than through a public offering) and any Affiliates of such successor owner.

         SECTION 5.7 INTERESTED OFFICERS OR DIRECTORS. No contract or transaction between the Company and one or more of its Officers or Directors, or between the Company and any other Entity in which one or more such Officers or Directors owns an interest or of which such Officer or Director is an Affiliate, officer, director or employee, shall be void or voidable or be deemed to constitute a breach of duty if:

         (a) The material facts as to his or its relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum and even though interested directors are present at or participate in the meeting that authorizes the contract or transaction;

         (b) The material facts as to his or its relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or

         (c) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the Shareholders (as determined in accordance with Section 5.11).

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof that authorizes the contract or transaction in question.

         SECTION 5.8 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND
AGENTS.

         (a) To the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, the Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding (each an "Indemnitee"), whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such Indemnitee is or was a Director or Officer, or was serving at the request of the Company as a director or officer of another Entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such action, suit or proceeding if such Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, had reasonable cause to believe such Indemnitee's conduct was unlawful. Any indemnification pursuant to this Section 5.8 shall be made only out of the assets of the Company.

         (b) To the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, the Company shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or complete action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was a Director or Officer, or was serving at the request of the Company as a director or officer of another Entity, against expenses (including attorneys' fees) actually and reasonably incurred by such Indemnitee in connection the defense or settlement of such action or suit if such Indemnitee acted in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) The Company may indemnify any employee or agent of the Company, or any Person serving at the request of the Company as an employee or agent of another Entity, in the same manner and to the same extent that the Company is required, pursuant to clauses (a) and (b) above, to indemnify Directors and Officers and Indemnitees serving at the request of the Company as a director or officer of another Entity.

         (d) Any indemnification under subsections (a), (b) and (c) of this
Section 5.8 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to an Indemnitee who is a Director or Officer at the time of such determination, promptly (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors or if such Directors so direct, by independent legal counsel in a written opinion, or (iv) by the Shareholders.

         (e) Expenses (including attorney's fees) incurred by an Indemnitee who is indemnified pursuant to this Section 5.8 in defending any civil, criminal, administrative or investigative action, suit or proceeding shall, from time to time, be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that the such Person is not entitled to be indemnified by the Company as authorized in this Section 5.8.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of

Shareholders or disinterested Directors, as a matter of Law or otherwise, both as to actions in the Indemnitee's official capacity and as to action in another capacity while holding such office or position, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

         (g) The Company may purchase and maintain insurance, on behalf of any person who is or was a member of the Board of Directors or an Officer and on behalf of such other Persons as the Board of Directors shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         (h) For purposes of this Section 5.8, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of such Indemnitee's duties to the Company also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable Law shall constitute "fines" within the meaning of this
Section 5.8; action taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of such Indemnitee's duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

         (i) In no event may an Indemnitee subject the Shareholders to personal liability by reason of the indemnification provisions set forth in this Agreement.

         (j) An Indemnitee shall not be denied indemnification in whole or in part under this Section 5.8 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         (k) The provisions of this Section 5.8 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

         (l) No amendment, modification or repeal of this Section 5.8 or any provision hereof shall in any manner terminate, reduce or impair either the right of any past, present or future Indemnitee to be indemnified by the Company or the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 5.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

         (m) THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 5.8 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON'S OWN SIMPLE, FULL, PARTIAL OR CONCURRENT NEGLIGENCE.

         SECTION 5.9 EXCULPATION OF LIABILITY OF OFFICERS AND DIRECTORS.

         (a) Notwithstanding anything to the contrary set forth in this Agreement, no Director shall be liable to the Company or the Shareholders for monetary damages for losses sustained or liabilities incurred as a result of any act or omission constituting a breach of such Director's fiduciary duty, except:
(i) For a breach of the Director's duty of loyalty to the Company or the Shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liabilities that would be imposed on such Director under Section 174 of the GCLD if the Company were a Delaware corporation; or (iv) for any transaction from which the Director derived an improper personal benefit. No action permitted to be taken by any Director or by Enron or any of its Affiliates (other than the Company and its subsidiaries) pursuant to the provisions of Section 5.6 shall be deemed to be a breach of the duty of loyalty or a transaction from which such Director derived an improper personal benefit. If the GCLD is amended after the date of this Agreement to authorize Delaware corporations to further eliminate or limit the personal liability of directors of Delaware corporations, then the liability of a director to the Company, in addition to the personal limitation provided herein, shall be further limited to the fullest extent permitted of Delaware corporations under the GCLD as so amended.

         (b) Subject to its obligations and duties as set forth in this
Article V, the Board of Directors and any committee thereof may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Company's agents, and neither the Board of Directors nor any committee thereof shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Board of Directors or any committee thereof in good faith.

         (c) Any amendment, modification or repeal of this Section 5.9 or any provision hereof shall be prospective only and shall not in any way affect the limitations on liability under this Section 5.9 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

         SECTION 5.10 DUTIES OF OFFICERS AND DIRECTORS. Except as otherwise specifically provided in Section 5.3, Section 5.6, Section 5.7, Section 5.8,
Section 5.9, Section 5.10 or Section 5.11, the duties and obligations owed to the Company and to the Shareholders by the Officers of the Company and by members of the Board of Directors of the Company, and any such duties that may be owed by any Shareholder or by any Affiliates of any Shareholder, shall be the same as the respective duties and obligations owed to a corporation organized under the GCLD by its officers and directors and any such duties that may be owed to such corporation by any similarly situated stockholder or Affiliate thereof, respectively.

         SECTION 5.11 ADDITIONAL LIMITATIONS ON DUTIES; RESOLUTION OF CONFLICTS OF INTEREST.

         (a) The duties and obligations owed to the Company and to the Shareholders by the Officers of the Company and by members of the Board of Directors of the Company, and any such duties that may be owed by any Shareholder or by any Affiliates of any Shareholder, are specifically modified or limited as follows (which are in addition to any modifications or limitations elsewhere in this Agreement):

             (i) an Officer, Director or Affiliate of the Company will not be liable for errors in judgment or for any act or omission if such Person acted in good faith;

             (ii) Enron and its Affiliates (other than the Company and its subsidiaries) will have no obligation to offer to sell to the Company any assets or interest therein;

             (iii) it will not constitute a breach of fiduciary or other duty for Enron and its Affiliates to engage in activities of the type conducted by the Company and its subsidiaries, even if in direct competition with the Company, including without limitation the ownership and operation of interests in companies that engage in oil and gas exploration and production activities;

             (iv) the approval by the Oversight Committee of the Board of Directors of the terms of any proposed transaction between Enron or its Affiliates (other than the Company and its subsidiaries) on one hand and the Company or any of its subsidiaries on the other hand, including the amendment of any contract, shall be deemed to be a conclusive determination that such transaction does not constitute a breach of fiduciary or other duty owed by Enron or its Affiliates (other than the Company and its subsidiaries), as long as the material facts known to the officers and directors of Enron or its Affiliates (to the extent

                    Enron or such Affiliate is a party to the transaction) regarding such proposed transaction were disclosed to the Oversight Committee at the time it gave its approval;

             (v) it will not constitute a breach of fiduciary or other duty for Enron and its Affiliates and the Officers or Directors of the Company (including the Oversight Committee) to resolve conflicts of interest, as long as the resolution of such conflicts is fair to the Company and its subsidiaries (taking into account the relevant interests of the parties);

             (vi) it will not constitute a breach of fiduciary or other duty for an Officer or Director of the Company to engage attorneys, accountants, engineers and other advisors on behalf of the Company, its Board of Directors or any committee thereof, even though such Persons may also be retained from time to time by Enron or its Affiliates, and such Persons may be engaged with respect to any matter in which the interests of the Company and its subsidiaries, on one hand, and Enron and its Affiliates, on the other, may differ, or may be engaged by both the Company and Enron or its Affiliates with respect to a matter, as long as such Officer or Director reasonably believes that any conflict between the Company and its subsidiaries, on one hand, and Enron and its Affiliates (other than the Company and its subsidiaries), on the other, with respect to such matter is not material.

         (b) Any resolution or course of action in respect of a conflict of interest regarding Enron and its Affiliates, including, without limitation, any course of action involving the issuance of any Company Securities to Enron or any of its Affiliates, shall be conclusively deemed fair to the Company and its subsidiaries if such resolution or course of action is (i) approved, in the absence of bad faith, by the Oversight Committee of the Board of Directors, as long as the material facts known to the officers and directors of Enron or its Affiliates (to the extent Enron or such Affiliate is a party to the transaction or involved in such course of action) regarding such proposed transaction or course of action were disclosed to the Oversight Committee at the time it gave its approval (ii) made or taken on terms no less favorable to the Company than those generally being provided to or available from unrelated third parties, or
(iii) a commercially fair resolution or course of action, taking into account the circumstances surrounding the course of action or conflict of interest and the totality of the relationships between the parties involved and the relative interests of the parties.

         (c) In connection with a determination of what is "fair" to the Company and in connection with a resolution of any conflict of interest, the following factors, along with any other appropriate factors, shall be considered: (i) the relative interests of each of the parties to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (ii) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (iii) any applicable generally accepted accounting or engineering practices or principles; and (iv) such additional factors as such member of the Oversight Committee of the Board of Directors or such Officer, Director or employee of the Company determines in his sole discretion to be relevant, reasonable or appropriate under the circumstances. In the absence of bad faith by any such Person, the resolution, action or terms so made, taken or provided by any such Person with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Act or any other Law.

         (d) For purposes of this Section, the "Oversight Committee" shall be a committee of the Board of Directors established in accordance with the terms of this Agreement, which committee shall consist of at least two Directors and a majority of which shall not be officers, directors or employees of Enron or any Affiliate of Enron.

         SECTION 5.12 FACSIMILE SIGNATURES. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in this Agreement, facsimile signatures of any Officer of the Company may be used whenever and as authorized by the Board of Directors.

             ARTICLE VI: BOOKS AND RECORDS, INFORMATION AND ACCOUNTS

         SECTION 6.1 MAINTENANCE OF BOOKS AND RECORDS. The Company shall keep at its principal office or such other office designated by the Board of Directors complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company's business and affairs and minutes of the proceedings of the Board of Directors, the Shareholders and each committee of the Board of Directors. The records shall include, but not be limited to, complete and accurate information regarding the state of the business and financial condition of the Company; a copy of the Certificate of Formation and this Agreement and all amendments thereto; a current list of the names and last known business, residence, or mailing addresses of all Directors and Officers; and the Company's federal, state and local tax returns for the Company's six most recent tax years.

         SECTION 6.2 INFORMATION. In addition to the other rights specifically set forth in this Agreement and subject to such reasonable standards (including standards governing what information and documents are to be furnished and at what time and location and at whose expense) as may be established by the Board of Directors or any Officer, for a purpose reasonably related to such Shareholder's interest in the Company, each Shareholder is entitled to all information to which a member of a Delaware limited liability company is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated, including the condition that the Board of Directors shall have the right to keep certain information confidential in accordance with Section 18-305(c) of the Act.

         SECTION 6.3 ACCOUNTS. The Board of Directors may establish, or direct or authorize any Officer to establish, one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company's name with financial institutions and firms that the Board of Directors, or any Officer so directed or authorized, determines.

              ARTICLE VII: DISSOLUTION, WINDING-UP AND TERMINATION

         SECTION 7.1 DISSOLUTION.

         (a) The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a "Dissolution Event"):

             (i)    the consent of the Board of Directors and a Majority
                    Interest; or

             (ii) the last remaining Shareholder's ceasing to be a member of the Company, unless the Company is continued without dissolution in accordance with the Act; or

             (iii) entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

         (b) Except as provided in Section 7.1(a)(ii), the death, dissolution or Bankruptcy of any Shareholder or the occurrence of any other event that causes a Shareholder to cease to be a member of the Company shall not constitute a Dissolution Event (and the business of the Company shall be continued without dissolution after such event). The bankruptcy (as defined in Section 18-101 of the Act) of a Shareholder shall not, of itself, cause the Shareholder to cease to be a member of the Company.

         SECTION 7.2 WINDING-UP AND TERMINATION.

         (a) On the occurrence of a Dissolution Event, the Board of Directors shall select one or more Persons to act as liquidating trustee. The liquidating trustee shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidating trustee shall continue to operate the Company's properties with all of the power and authority of the Board of Directors.

         (b) Any assets of the Company remaining after satisfaction of the creditors of the Company (whether by payment or reasonable provision for payment) shall be distributed among the Shareholders pro rata, subject to the provisions of any Designation.

         (c) On completion of such final distribution, the liquidating trustee, as an authorized person, shall file a Certificate of Cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company.

      ARTICLE VIII: DIVIDENDS; ACQUISITION BY COMPANY OF COMPANY SECURITIES

         SECTION 8.1 DIVIDENDS.

         (a) The Board of Directors may declare, and the Company may pay, Dividends either (i) out of surplus or (ii) if there shall be no such surplus, out of its net profits for the fiscal year in which the Dividend is declared and/or the preceding fiscal year. If the capital of the Company shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding Company Securities of all classes having a preference on the distribution of assets, the Directors shall not declare and pay out of such net profits any Dividends upon any Company Securities until the deficiency in the amount of capital represented by the issued and outstanding Company Securities of all classes having a preference on the distribution of assets shall have been repaired. The Directors may determine the net profits derived from the exploitation of the Company's wasting assets (including oil and natural gas reserves) or the net proceeds derived from such liquidation without taking into consideration the depletion of such assets resulting from the lapse of time, consumption, liquidation or exploitation of such assets.

         (b) Dividends may be paid in cash, property, or Company Securities. If a Dividend is to be paid in unissued Company Securities, the Board of Directors shall, by resolution, direct that there be designated as capital in respect of such Company Securities an amount that is not less than the aggregate par value of Company Securities being declared as a Dividend. No such designation of capital shall be necessary if Company Securities are being distributed pursuant to a split-up or division of Company Securities rather than as payment of a Dividend declared payable in Company Securities.

         (c) In order that the Company may determine the Shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Shareholders entitled to exercise any rights in respect of any change, conversion or exchange of Company Securities, or for the purpose of any other lawful action, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted, and which Record Date shall be not more than 60 days prior to such action. If no Record Date is fixed, the Record Date for determining Shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         (d) Notwithstanding anything in this Agreement to the contrary, the Company, and the Board of Directors on behalf of the Company, may not declare and pay Dividends to the extent that the payment of such Dividends violates
Section 18-607 of the Act or other applicable Law.

         SECTION 8.2 REDEMPTION OF COMPANY SECURITIES.

         (a) Unless otherwise provided in this Agreement or as otherwise provided with respect to a class or series of Company Securities in any Designation creating such class or series, the Board of Directors may cause the Company to purchase, redeem or otherwise acquire Company Securities; provided that the Company may not:

             (i) purchase or redeem Company Securities for cash or other property when the capital of the Company is impaired or when such purchase or redemption would cause any impairment of the capital of the Company, except that the Company may purchase or redeem out of capital any Company Securities that are entitled upon any distribution of the Company's assets, whether by Dividend or in liquidation, to a preference over another class or series of stock, or, if no Shares entitled to such a preference are Outstanding, any Company Securities if such Company Securities will be retired upon their acquisition and the capital of the Company will be reduced accordingly;

             (ii) purchase, for more than the price at which they may be redeemed, any Company Securities that are redeemable at the option of the Company; or

             (iii) redeem any Company Securities unless their redemption would be authorized under the GCLD if the Company were a Delaware corporation, and then only in accordance with the provisions thereof.

         (b) Shares of any class of Company Securities that are converted into other securities or property, redeemed, purchased or otherwise acquired by the Company or any wholly-owned subsidiary of the Company, shall resume the status of authorized and unissued Shares of such class and, in the case of Preferred Shares, undesignated as to series, and shall no longer be Outstanding. The Company shall not vote any Company Securities held by it, nor shall such Company Securities be counted in determining a quorum.

      ARTICLE IX: AMENDMENT OF AGREEMENT; SHAREHOLDER MEETINGS; RECORD DATE

         SECTION 9.1 AMENDMENT PROCEDURES. Except as provided in Section 4.4 (with respect to the adoption or termination of a Designation) and Section 9.3, all amendments to this Agreement shall be made in accordance with the following requirements. A proposed amendment shall be effective upon its approval by at least a Majority Interest unless a greater or different percentage is required under this Agreement. Each proposed amendment that requires the approval of the holders of a specified percentage of Company Securities shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Board of Directors shall seek the written approval of the holders of the requisite percentage of Company Securities, call a meeting of the Shareholders to consider and vote on such proposed amendment or direct that the proposed amendment be considered and voted on at the next annual meeting of Shareholders. The Board of Directors shall notify all Record Holders upon final adoption of any such proposed amendments that are adopted other than at a duly called meeting of Shareholders at which a quorum is present in person or by proxy.

         SECTION 9.2 AMENDMENT REQUIREMENTS.

         (a) Notwithstanding the provisions of Section 9.1, no provision of this Agreement or any Designation that establishes a specified percentage of Company Securities, the approval of the holders of which is required to take any action, shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting requirements unless such amendment is approved by the written consent or the affirmative vote of Shareholders whose aggregate Company Securities constitute not less than the voting requirement sought to be reduced.

         (b) Notwithstanding the provisions of Section 9.1, no amendment to this Agreement may enlarge the obligations of any Shareholder without its consent.

         (c) Except as otherwise provided in this Agreement or as otherwise provided with respect to a series of Preferred Shares in any Designation creating such series, any amendment to this Agreement that would increase or decrease the aggregate number of authorized Shares of any class of Company Securities, increase or decrease the par value of the Shares of any class of Company Securities, or alter or change the powers, preferences, or special rights of any class or series of

Company Securities so as to affect them adversely must be approved by the Record Holders of not less than a majority of the Company Securities of the class or series affected; provided, however, that any increase in the number of authorized Common Shares shall not be deemed or construed to have such an adverse effect on any series of Preferred Shares, and provided further that this provision shall not limit the authority of the Board of Directors to designate and issue series of Preferred Shares pursuant to Section 4.4.

         SECTION 9.3 SHAREHOLDER MEETINGS.

         (a) Except as otherwise provided in this Agreement, all acts of Shareholders to be taken hereunder shall be taken in the manner provided in this
Article IX. An annual meeting of the Shareholders for the transaction of such business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall specify in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the last annual meeting of shareholders and which notice shall be delivered to each Shareholder entitled to vote at such meeting at least 10 and not more than 60 days prior to such meeting.

         (b) A failure to hold the annual meeting at the designated time or to elect a sufficient number of Directors to conduct the business of the Company shall not affect otherwise valid acts of the Company or work a forfeiture or dissolution of the Company. If the annual meeting for election of Directors is not held on the date designated therefor or action by written consent to elect Directors in lieu of an annual meeting has not been taken, the Directors shall cause the meeting to be held as soon as is convenient. If there be a failure to hold the annual meeting or to take action by written consent to elect Directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect Directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any Shareholder or Director. The Company Securities represented at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting, notwithstanding any other provision of this Agreement to the contrary. The Court of Chancery may issue such orders as may be appropriate, including, without limitation, orders designating the time and place of such meeting, the Record Date for determination of Shareholders entitled to vote, and the form of notice of such meeting.

         (c) Special meetings of the Shareholders may be called by the Board of Directors, the Chairman of the Board or by Shareholders owning at least thirty-five percent (35%) of the voting power of the Company Securities of the class or classes for which a meeting is proposed. Shareholders shall call a meeting by delivering to the Board of Directors one or more requests in writing stating that the signing Shareholders wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within 60 days after receipt of such a call from Shareholders or within such greater time as may be reasonably necessary for the Company to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such meeting, the Board of Directors shall send a notice of the meeting to the Shareholders owning Company Securities of the class or classes for which a meeting is being called either directly or indirectly through the Transfer Agent. Such meeting shall be held at a time and place determined by the Board of Directors on a date not more than 60 nor less than 10 days after the mailing of notice of the meeting.

         SECTION 9.4 NOTICE OF SHAREHOLDER MEETINGS. Notice of a meeting called pursuant to Section 9.3 shall be given to the Record Holders in writing by mail or other means of written communication in accordance with Section 11.3. The notice shall be deemed to have been given at the time when deposited in the mail, postage prepaid, directed to the Shareholder at his address as it appears on the records of the Company or sent by other means of written communication.

         SECTION 9.5 RECORD DATE.

         (a) For purposes of determining the Shareholders entitled to notice of or to vote at a meeting of the Shareholders or to give approvals without a meeting as provided in Section 9.11, the Board of Directors may set a record date ("Record Date"), which shall not be less than 10 nor more than 60 days before the date of the meeting. If no Record Date is fixed by the Board of Directors, the Record Date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned meeting.

         (b) In order that the Company may determine the Shareholders entitled to consent to action in writing without a meeting, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the Record Date is adopted by the Board of Directors. If no Record Date has been fixed by the Board of Directors, the Record Date for determining Shareholders entitled to consent to action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in Delaware, its principal place of business or an Officer or agent of the Company having custody of the book in which proceedings of meetings of Shareholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. If no Record Date has been fixed by the Board of Directors and prior action by the Board of Directors is required, the Record Date for determining Shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         SECTION 9.6 SHAREHOLDER LISTS. A complete list of Shareholders entitled to vote at any meeting of Shareholders, arranged in alphabetical order for each class of Company Securities and showing the address of each such Shareholder and the number of Shares registered in the name of such Shareholder, shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The Shareholder list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present. Upon the wilful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting.

         SECTION 9.7 ADJOURNMENT. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 30 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article IX.

         SECTION 9.8 WAIVER OF NOTICE; APPROVAL OF MEETING; APPROVAL OF MINUTES. The transactions of any meeting of Shareholders, however called and noticed, and whenever held, shall be as valid as if had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Shareholders representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Company records or made a part of the minutes of the meeting. Attendance of a Shareholder at a meeting shall constitute a waiver of notice of the meeting, except when the Shareholder does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

         SECTION 9.9 QUORUM; REQUIRED VOTE FOR SHAREHOLDER ACTION. The holders of a majority of the voting power of the Company Securities of the class or classes entitled to vote at a meeting of Shareholders, present in person or represented by proxy, shall constitute a quorum at a meeting of Shareholders of such class or classes unless (a) the provisions of this Agreement or the Act require (or the GCLD would require, if the Company were a Delaware corporation) that any act of the Shareholders to be taken at such meeting be approved by holders of a different amount of Company Securities or (b) the Board of Directors designates a different amount (which amount shall not be less than one-third of the Shares entitled to vote at the meeting), in which case the quorum with respect to such act shall be such different amount. In all matters other than the election of directors, the vote of Shareholders holding Company Securities in the aggregate possessing a majority of the voting power of the Company Securities entitled to vote and present in person or represented by proxy at such meeting shall be deemed to constitute the act of the Shareholders, unless (i) the provisions of this Agreement, applicable Law or the Act require (or the GCLD would require, if the Company were a Delaware corporation) that such act be approved by holders of a different amount of Company Securities or
(ii) the Board of Directors designates that such act need be approved by holders of a different amount of Company Securities, in which case the act of the Shareholders holding Company Securities that in the aggregate represent at least such different amount shall be required. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Company Securities specified in this Agreement. In the absence of a quorum, any meeting of Shareholders may be adjourned from time to time by the affirmative vote of a majority of the Company Securities represented either in Person or by proxy.

         SECTION 9.10 CONDUCT OF MEETING. The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Shareholders or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article IX, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company. The Board of Directors may make such other regulations consistent with applicable Law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Shareholders or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote and the revocation of approvals in writing.

         SECTION 9.11 ACTION WITHOUT A MEETING.

         (a) Any action permitted or required to be taken at a meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Record Holders of Outstanding Company Securities having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Company Securities entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office in Delaware, its principal place of business, or an Officer or agent of the Company having custody of the book in which proceedings of meetings of Shareholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested.

         (b) Every written consent shall bear the date of signature of each Shareholder who signs the consent, and no written consent shall be effective to take the action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section to the Company, written consents signed by a sufficient number of Shareholders to take action are delivered to the Company by delivery to its registered office in Delaware, its principal place of business, or an Officer or agent of the Company having custody of the book in which proceedings of meetings of Shareholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested.

         (c) Prompt notice of the taking of action without a meeting by less than a unanimous written consent shall be given by the Secretary to those Shareholders who have not consented in writing.

         SECTION 9.12 VOTING AND OTHER RIGHTS.

         (a) Only those Record Holders of Company Securities on the Record Date set pursuant to Section 9.5 (and also subject to the limitations contained in the definition of Outstanding) shall be entitled to notice of, and to vote at, a meeting of Shareholders or to act with respect to matters as to which the holders of the Company Securities have the right to vote or to act, including the election of Directors. All references in this Agreement to votes of, or other acts that may be taken by, the

Company Securities shall be deemed to be references to the votes or acts of the Record Holders of such Company Securities.

         (b) With respect to Company Securities that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Company Securities are registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such Company Securities on any matter, and unless the arrangement between such Persons provides otherwise, vote such Company Securities in favor of, and at the direction of, the Person who is the beneficial owner, and the Company shall be entitled to assume it is so acting without further inquiry.

         (c) With respect to any Shareholder action, broker non-votes shall not be counted as votes for or against any matter unless otherwise required by Law.

                       ARTICLE X: MERGER OR SALE OF ASSETS

         SECTION 10.1 AUTHORITY. The Company may merge or consolidate with, or sell all or substantially all of its assets to, one or more limited liability companies, corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other jurisdiction, pursuant to a written agreement of merger, consolidation or sale, as applicable ("Transaction Agreement"), in accordance with this Article X.

         SECTION 10.2 PROCEDURE FOR MERGER, CONSOLIDATION OR SALE. The merger or consolidation of the Company or the sale of all or substantially all of the Company's assets pursuant to this Article X requires the prior approval of the Board of Directors. If the Board of Directors shall determine, in the exercise of its sole discretion, to consent to such transaction, the Board of Directors shall approve the Transaction Agreement, which shall set forth:

         (a) The names and jurisdictions of formation or organization of each of the business entities to be parties to the proposed transaction;

         (b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation or acquire substantially all of the Company's assets (the "Surviving Business Entity");

         (c) The terms and conditions of the proposed transaction including the consideration to be received in any sale transaction;

         (d) With respect to a proposed merger or consolidation, the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property, interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any interests, rights, securities or obligations of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, interests, rights, securities or obligations of the Surviving Business Entity, the cash, property, interests, rights, securities or obligations of any general or limited partnership, limited liability, company, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such interests, rights, securities or obligations of the constituent business entity are to receive in exchange for, or upon conversion of, their interests, rights, securities or obligations and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property, interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, limited liability company, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

         (e) With respect to a merger or consolidation, a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or limited liability company or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation, or if no such amendments or changes are desired, a statement that the constituent documents of the Surviving Business shall be its constituent documents;

         (f) The effective time of the merger or consolidation, which may be the date of the filing of the certificate of merger pursuant to Section 10.4 or a later date specified in or determinable in accordance with the Transaction Agreement (provided, that if the effective time of the merger or consolidation is to be later than the date of the filing of the certificate of merger or consolidation, the effective time shall be fixed no later than the time of the filing of the certificate of merger or consolidation and stated therein); and

         (g) Such other provisions with respect to the proposed transaction as are deemed necessary or appropriate by the Board of Directors.

         SECTION 10.3 APPROVAL BY SHAREHOLDERS OF MERGER, CONSOLIDATION OR SALE.

         (a) The Board of Directors, upon its approval of the Transaction Agreement, shall direct that the Transaction Agreement be submitted to a vote of Shareholders whether at a meeting or by written consent, in either case in accordance with the requirements of Article IX. A copy or a summary of the Transaction Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

         (b) The Transaction Agreement shall be adopted upon receiving the affirmative vote or consent of at least a Majority Interest unless the Transaction Agreement contains any provision which, if contained in an amendment to this Agreement, the provisions of this Agreement or the Act would require the vote or consent of a greater percentage of the Company Securities or of any class thereof, in which case such greater percentage vote or consent shall be required for adoption of the Transaction Agreement.

         (c) After such adoption by vote or consent of the Shareholders and at any time prior to the filing of the certificate of merger or consolidation pursuant to Section 10.4, the proposed transaction may be abandoned by the Board of Directors pursuant to provisions therefor, if any, set forth in the Transaction Agreement.

         (d) Notwithstanding any other provision of this Agreement, any Transaction Agreement that would not be required to be submitted to a vote of stockholders if the Company were a Delaware corporation will only require adoption by the Shareholders if so provided pursuant to the provisions of such Transaction Agreement or resolution of the Board of Directors.

         SECTION 10.4 CERTIFICATE OF MERGER OR CONSOLIDATION. Upon the required approval by the Board of Directors and the Shareholders of a Transaction Agreement relating to a merger or consolidation, a certificate of merger or consolidation shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Act.

         SECTION 10.5 APPRAISAL RIGHTS. With respect to any Transaction Agreement requiring Shareholder adoption, Shareholders shall have appraisal rights in the same manner and to the same extent that such rights would be available to the holder of stock of a Delaware corporation under the GCLD, and those rights must be perfected by the same procedures that would be required of a holder of common stock of a Delaware corporation.

         SECTION 10.6 EFFECT OF MERGER OR CONSOLIDATION.

         (a) The effect of any merger or consolidation shall be as set forth in applicable Law.

         (b) A merger or consolidation effected pursuant to this Article X shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

         SECTION 10.7 LIMITATIONS ON TRANSACTIONS WITH INTERESTED SHAREHOLDERS.

         (a) Notwithstanding any other provision of this Agreement, the Company shall not engage in any Business Combination with any Interested Shareholder for a period of 3 years following the time that such Shareholder became an Interested Shareholder, unless:

             (1) Prior to such time the Board of Directors of the Company approved either the Business Combination or the transaction which resulted in the Shareholder becoming an Interested Shareholder;

             (2) Upon consummation of the transaction which resulted in the Shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the voting Shares of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the number of Shares outstanding those Shares owned (i) by Persons who are Directors and also Officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether Shares held subject to the plan will be tendered in a tender or exchange offer; or

             (3) At or subsequent to such time the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of Shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting Company Securities not owned by the Interested Shareholder.

         (b) The restrictions contained in this section shall not apply if:

             (1) The Company does not have a class of voting stock that is:
         (i) Listed on a national securities exchange; (ii) authorized for quotation on the NASDAQ Stock Market; or (iii) held of record by more than 2,000 Shareholders, unless any of the foregoing results from action taken, directly or indirectly, by an Interested Shareholder or from a transaction in which a Person becomes an Interested Shareholder;

             (2) A Shareholder becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient Shares so that the Shareholder ceases to be an Interested Shareholder; and (ii) would not, at any time within the 3-year period immediately prior to a Business Combination between the Company and such Shareholder, have been an Interested Shareholder but for the inadvertent acquisition of ownership;

             (3) The Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the 2nd sentence of this paragraph; (ii) is with or by a Person who either was not an Interested Shareholder during the previous 3 years or who became an Interested Shareholder with the approval of the Company's Board of Directors or during the period described in paragraph (4) of this subsection (b); and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than 1) who were directors prior to any Person becoming an Interested Shareholder during the previous 3 years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Company (except for a merger in respect of which no vote of the Shareholders of the Company is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in 1 transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Company; or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the Company. The Company shall give not less than 20 days' notice to all Interested Shareholders prior to the consummation of any of the transactions described in clause (x) or (y) of the 2nd sentence of this paragraph; or

             (4) The Business Combination is with an Interested Shareholder who became an Interested Shareholder at a time when the restrictions contained in this section did not apply by reason of paragraph (1) of this subsection (b). Specifically, the restrictions contained in this section shall not apply to any Business Combination among the Company or any of its subsidiaries, on one hand, and Enron or any of its Affiliates on the other.

         (c) As used in this Section 10.7 only, the term:

             (1) "Affiliate" means a Person that directly, or indirectly through 1 or more intermediaries, Controls, or is Controlled by, or is under common Control with, another Person.

             (2) "Associate," when used to indicate a relationship with any Person, means: (i) Any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

             (3) "Business Combination," when used in reference to the Company and any Interested Shareholder of the Company, means:

                 (i) Any merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (A) the Interested Shareholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Shareholder and as a result of such merger or consolidation subsection (a) of this
             Section 10.7 is not applicable to the surviving entity;

                 (ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in 1 transaction or a series of transactions), except proportionately as a Shareholder of the Company, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding Company Securities;

                 (iii) Any transaction which results in the issuance or
             transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any Company Securities or stock of such subsidiary to the Interested Shareholder, except: (A) Pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Company Securities or stock of such subsidiary which securities were outstanding prior to the time that the Interested Shareholder became such; (B) pursuant to a merger of the Company with or into a direct or indirect wholly-owned subsidiary of the Company (to the extent that such merger would be permitted of the Company pursuant to Section 251(g) of the GCLD if the Company were a Delaware corporation); (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Company Securities or stock of such subsidiary, which security is distributed, pro rata, to all holders of a class or series of Company Securities subsequent to the time the Interested Shareholder became such; (D) pursuant to an exchange offer by the Company to purchase any

             Company Securities made on the same terms to all holders of such Company Securities; or (E) any issuance or transfer of Company Securities by the Company; provided however, that in no case under items (C)-(E) of this subparagraph shall there be an increase in the Interested Shareholder's proportionate share of any class or series of voting Company Securities.

                 (iv) Any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Company Securities, or securities convertible into any class or series of Company Securities, or stock of any such subsidiary, which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any Company Securities or stock of such subsidiary not caused, directly or indirectly, by the Interested Shareholder; or

                 (v) Any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a Shareholder of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) of this paragraph) provided by or through the Company or any direct or indirect majority-owned subsidiary.

             (4) "Control," including the terms "Controlling," "Controlled by" and "under common Control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise. A Person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have Control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of Control shall not apply where such Person holds voting securities, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for 1 or more owners who do not individually or as a group have Control of such entity.

             (5) "Interested Shareholder" means any Person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that (i) is the owner of 15% or more of the outstanding voting Company Securities, or (ii) is an Affiliate or Associate of the Company and was the owner of 15% or more of the outstanding voting Company Securities at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Shareholder; and the Affiliates and Associates of such Person; provided, however, that the term "Interested Shareholder" shall not include any Person whose ownership of Shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company; provided that such Person shall be an Interested Shareholder if thereafter such Person acquires additional Shares of voting Company Securities, except as a result of further action not caused, directly or indirectly, by such Person. For the purpose of determining whether a Person is an Interested Shareholder, the voting Company Securities deemed to be outstanding shall include Shares deemed to be owned by the Person through application of paragraph (8) of this subsection but shall not include any other unissued Company Securities which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

             (6) "Person" means any individual, corporation, limited liability company, trust, partnership, unincorporated association or other entity.

             (7) "Stock" means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

             (8) "Voting stock" means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. With respect to the Company, "voting stock" includes Common Shares and any Preferred Shares entitled to vote generally in the election of Directors according to the Designation applicable to such Preferred Shares.

             (9) "Owner," including the terms "own" and "owned," when used with respect to Company Securities or any stock, means a Person that individually or with or through any of its Affiliate or Associates:

                 (i) Beneficially owns such Company Securities or stock,
             directly or indirectly; or

                 (ii) Has (A) the right to acquire such Company Securities or stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the owner of Company Securities or stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered Company Securities or stock is accepted for purchase or exchange; or (B) the right to vote such Company Securities or stock pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the owner of any Company Securities or stock because of such Person's right to vote such Company Securities or stock if the agreement, arrangement or understanding to vote such Company Securities or stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or

                 (iii) Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph
             (ii) of this paragraph), or disposing of such Company Securities or stock with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such Company Securities or stock.

         (d) Notwithstanding any other provision of this Agreement, no vote of Shareholders required by this Section 10.7 shall require a greater vote of Shareholders than that specified in this Section 10.7.

         (e) The Company and the Shareholders acknowledge that the Court of Chancery is vested with exclusive jurisdiction to hear and determine all matters with respect to this Section 10.7.

                         ARTICLE XI: GENERAL PROVISIONS

         SECTION 11.1 FISCAL YEAR. The fiscal year of the Company shall be the calendar year unless otherwise designated by the Board of Directors.

         SECTION 11.2 OFFSET. Whenever the Company is to pay any sum to any Shareholder, any amounts that Shareholder owes the Company may be deducted from that sum before payment.

         SECTION 11.3 NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile, telegram, telex, cablegram or similar transmission; and a notice, request or consent given under this Agreement is effective on receipt by the Person to receive it. Whenever any notice is required to be given by Law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         SECTION 11.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Shareholders and their Affiliates relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written; provided that this Section shall not affect the validity of any Shareholders' Agreement.

         SECTION 11.5 EFFECT OF WAIVER OR CONSENT. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent to or waiver of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of limitations period has run.

         SECTION 11.6 BINDING EFFECT. This Agreement is binding on and shall inure to the benefit of the Shareholders and their respective heirs, legal representatives, successors and assigns.

         SECTION 11.7 GOVERNING LAW; SEVERABILITY. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAWS OF ANOTHER JURISDICTION. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by Law.

         SECTION 11.8 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Shareholder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

         SECTION 11.9 WAIVER OF CERTAIN RIGHTS. To the extent permitted by the Act and other Law, each Shareholder irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

         IN WITNESS WHEREOF, the Organizational Member has executed this Agreement as of the date first set forth above.

                                        ORGANIZATIONAL MEMBER:

                                            MARINER HOLDINGS, INC.


                                            By: /s/ ROBERT E. HENDERSON
                                                --------------------------------
                                                Robert E. Henderson, President
                                                and Chief Executive Officer

                                                                         ANNEX A

                  PROVISIONS RELATING TO THE MANAGEMENT OF THE
                       BUSINESS AND AFFAIRS OF THE COMPANY
                       BEFORE AN INITIAL PUBLIC OFFERING

A. Following a merger of Mariner Holdings, Inc. with and into the Company, the provisions of the Stockholders' Agreement by and among Mariner Holdings, Inc. and its stockholders, as amended, shall apply to the Company and its Shareholders mutatis mutandis.

B. The Company shall not take (or permit to be taken in its capacity as a shareholder or partner or permit any subsidiary of the Company to take) any of the actions set forth below unless approved by a majority of Directors present at a meeting at which a quorum is in attendance:

            (i) approving any capital or operating budget for any fiscal year;

            (ii) making a commitment for any payment, whether as or in connection with a capital expenditure, asset purchase, investment, rental, settlement, equity contribution, loan, guaranty or otherwise, other than specific commitments for projects included in any current capital or operating budget approved by the Board of Directors, (a) in excess of $1,500,000, but equal to or less than $3,000,000, per transaction or contract (or series of related transactions or contracts) unless expressly approved by a member of the Executive Committee of the Board of Directors that is not a member of management of the Company, (b) in excess of $3,000,000, but equal to or less than $5,000,000, per transaction or contract (or series of related transactions or contracts) unless expressly approved by the Executive Committee of the Board of Directors, and (c) in excess of $5,000,000 per transaction or contract (or series of related transactions or contracts); provided, that, in the event an Executive Committee is not established, a director not a member of management of the Company may provide the approvals contemplated above that may be granted by the Executive Committee or a member thereof;

            (iii) borrowing any amount (other than pursuant to a credit facility or loan arrangement previously approved by the Board of Directors) (a) in excess of $3,000,000, but equal to or less than $5,000,000, per transaction or contract (or series of related transactions or contracts) unless expressly approved by a member of the Executive Committee of the Board of Directors that is not a member of management of the Company, (b) in excess of $5,000,000, but equal to or less than $7,500,000, per transaction or contract (or series of related transactions or contracts) unless expressly approved by the Executive Committee of the Board of Directors, and (c) in excess of $7,500,000 per transaction or contract (or series of related transactions or contracts); provided, that, if an Executive Committee is not established, a director not a member of management of the Company may provide the approvals contemplated above that may be granted by the Executive Committee or a member thereof;

            (iv) disposing of or otherwise transferring any capital asset (or related capital assets) whose fair market value or book value is (a) in excess of $1,500,000, but equal to or less than $3,000,000, unless expressly approved by a member of the Executive Committee of the Board of Directors that is not a member of management of the Company, (b) in excess of $3,000,000, but equal to or less than $5,000,000, unless expressly approved by the Executive Committee of the Board of Directors, and (c) in excess of $5,000,000; provided, that, if an Executive Committee is not established, a director not a member of management of the Company may provide the approvals contemplated above that may be granted by the Executive Committee or a member thereof;

            (v) entering into any agreement, contract or transaction (or series of contracts or transactions), not related solely to the marketing of hydrocarbons in the ordinary course of business, pursuant to which the Company or any subsidiary is to receive an amount that is (a) in excess of $1,750,000, but equal to or less than $3,500,000, per transaction or contract (or a series of related transactions or contracts) unless expressly approved by a member of the Executive Committee of the Board of Directors that is not a member of management of the Company, (b) in excess of $3,500,000, but equal to or less than $5,000,000, per transaction or contract (or series of related transactions or contracts) unless expressly approved by the Executive Committee of the Board of Directors, and (c) in excess of $5,000,000 per transaction or contract (or series of related transactions or contracts); provided, that, in the event an Executive Committee is not established, a director not a member of management of the Company may provide the approvals contemplated above that may be granted by the Executive Committee or a member thereof;


            (vi) entering into any agreement, contract or transaction (or series of contracts or transactions) related to the marketing of hydrocarbons in the ordinary course of business pursuant to which the Company or any subsidiary is to receive an amount that is (i) in excess of $1,750,000 but equal to or less than $5,000,000, per transaction or contract (or a series of related transactions or contracts) unless expressly approved by a member of the Executive Committee of the Board of Directors that is not a member of management of the Company, (ii) in excess of $5,000,000, but equal to or less than $15,000,000, per transaction or contract (or series of related transactions or contracts) unless expressly approved by the Executive committee of the Board of Directors, and (iii) in excess of $15,000,000 per transaction or contract (or series of related transactions or contracts); provided, that in the event an Executive Committee is not established, a director not a member of management of the Company may provide the approvals contemplated above that may be granted by the Executive Committee or a member thereof;

            (vii) entering into any agreement (a) pursuant to which the Company or any subsidiary agrees not to enter into any negotiations, arrangements or agreements relating to a consolidation or merger or, the sale or disposition of its stock that would involve a change in control or a sale of all or substantially all of its assets, (b) that binds or purports to bind any Person affiliated with the Company other than the Company's subsidiaries or (c) that restricts the Company or any of its subsidiaries, directly or indirectly, from (1) acquiring or disposing of securities or assets of any other Person, (2) voting or seeking proxies with respect to securities of any other Person or (3) taking any other action the effect of which involves the seeking of control or influence of the management of any other Person;

            (viii) the indemnification of any officer or any other Person except as specifically provided in this Agreement;

            (ix) executing or otherwise entering into any employment agreement, appointing or removing (with or without cause) any officer or hiring or firing (with or without cause) any officer or other similarly compensated person;

            (x) setting or amending the compensation level of any director, officer, consultant or employee, which employee's aggregate annual compensation from the Company or its affiliates would exceed $130,000;

            (xi) making an equity investment in any non-affiliated Person;

            (xii) filing any claim or lawsuit against any Person except where the amount claimed is for less than $250,000 or (b) settling any claim or lawsuit except where the fair market value of the settlement amount is less than $250,000;

            (xiii) adopting or amending this Agreement;

            (xiv) any approval of any financial statements for any fiscal year; and

            (xv) authorizing any merger (or other sale or disposition of stock involving a change of control) or sale of all or substantially all of the assets of the Company or any of its subsidiaries.

C. A quorum of the Board of Directors shall be deemed to be present at any meeting if (a) a majority of the total number of Directors are present at the meeting and (b) either (i) at least one Management Director (comprising Robert E. Henderson, Richard R. Clark and Michael W. Strickler) is present at the meeting or (ii) all Management Directors received at least three business days' written notice of the meeting; for purposes of the foregoing, a notice given by electronic mail or other electronic communication shall not constitute a "written notice". The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. At every meeting of any committee of the Board of Directors, a quorum shall be present if (a) a majority of all the members of the committee are present and (b) if one or more Management Directors is a member of the committee, either (i) at least one Management Director who is a member of the committee is present at the meeting or (ii) each Management Director who is a member of the committee received at least three business days' written notice of the meeting; for purposes of the foregoing, a notice given by electronic mail or other electronic communication shall not constitute a "written notice". The affirmative vote of a majority of the members present at a meeting at which there is a quorum shall be necessary for the adoption by it of any resolution.